UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2026
TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Federal Street
Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 770-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 2, 2026, TeraWulf Inc. (“TeraWulf” or the “Company”) issued a press release (the “Press Release”) announcing the entry into (i) an Agreement of Purchase and Sale for a former industrial site in Hawesville, Kentucky (“Hawesville”), and (ii) an Equity and Asset Purchase Agreement (the “Morgantown Purchase Agreement”) for the Morgantown generating station in Charles County, Maryland, constituting the acquisition of two strategically located brownfield infrastructure sites.

TeraWulf exercised an exclusive option to purchase Hawesville, which includes more than 250 buildable acres with immediate access to power infrastructure, including multiple high-voltage transmission lines, an on-site energized substation, and a direct connection to the regional transmission network. The Hawesville seller was granted a 6.8% minority equity interest in TeraWulf’s Hawesville development entity, which is intended to develop and own a high-performance computing/artificial intelligence data center on the Property. The Hawesville seller has the right to request the redemption of its minority interest starting on the first anniversary of the data center’s commencement of operations (the “Operations Anniversary Date”). The Hawesville seller will not participate in the development, financing, construction, management or operation of the data center and will not have any obligations to contribute capital, unless its minority interest is not redeemed in full within 30 days after the Operations Anniversary Date. The Hawesville acquisition does not require any third-party consents or regulatory approvals and closed effective February 2, 2026.

The Morgantown Purchase Agreement was signed in late 2025 and contemplates the acquisition of the Morgantown generating station, a grid-connected power generation facility with approximately 210 megawatts (MW) of operational capacity today, including electrical infrastructure, associated real property, contracts and other assets (“Morgantown”). The closing of the Morgantown acquisition is subject to certain third-party consents and customary regulatory approvals, including from the Federal Energy Regulatory Commission (FERC).

A copy of the Company’s Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 2, 2026.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements.
Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated use of the proceeds from the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of TeraWulf’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2025 and the risks described in other filings that TeraWulf may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and TeraWulf specifically disclaims any obligation to update any forward-

looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERAWULF INC.

By:	/s/ Kerri M. Langlais
Name:	Kerri M. Langlais
Title:	Chief Strategy Officer
Dated: February 2, 2026